Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-75093, 333-79163, 333-104745 and 333-143961) of Integra Bank Corporation of our report dated March 14, 2011, with respect to the consolidated financial statements of Integra Bank Corporation, which report appears in this Annual Report on Form 10-K of Integra Bank Corporation for the year ended December 31, 2010.

Crowe Horwath LLP

Louisville, Kentucky
March 14, 2011